UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2015
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

ITEM 8.01.	Other Events

ITEM 9.01(d).	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.07. Submission of Matters to a Vote of Security Holders

The Buckle, Inc. held its Annual Meeting of Shareholders on May 29, 2015. The table below shows the final results of the voting at the Annual Meeting:

	For	Against	Withheld	Broker Non-Votes
Proposal 1 - Election of Board of Directors:
Daniel J. Hirschfeld	39,937,329	—	918,752	3,755,169
Dennis H. Nelson	40,504,319	—	351,762	3,755,169
Karen B. Rhoads	37,411,314	—	3,444,767	3,755,169
James E. Shada	39,937,896	—	918,185	3,755,169
Robert E. Campbell	39,930,498	—	925,583	3,755,169
Bill L. Fairfield	39,929,689	—	926,392	3,755,169
Bruce L. Hoberman	38,023,940	—	2,832,141	3,755,169
John P. Peetz, III	40,504,865	—	351,216	3,755,169
Michael E. Huss	40,507,697	—	348,384	3,755,169

	For	Against	Abstain	Broker Non-Votes

Proposal 2 - Ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm:	44,535,216	58,132	17,902	—

Proposal 3 - Approve the Company's 2015 Management Incentive Plan:	40,630,759	192,711	32,611	3,755,169

Proposal 4 - Amend the Company's 2008 Director Restricted Stock Plan:	40,671,434	148,378	36,269	3,755,169

ITEM 8.01. Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”  On June 1, 2015, The Buckle, Inc. issued a press release announcing a quarterly dividend of $0.23 per share to be paid on July 27, 2015, for shareholders of record at the close of business on July 15, 2015.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1    Press Release Dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: June 2, 2015	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Senior Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1    Press Release Dated June 1, 2015